                  (TOREADOR RESOURCES CORPORATION LETTERHEAD)


                                  NEWS RELEASE


         TOREADOR REPORTS SIGNIFICANT IMPROVEMENT IN FIRST-QUARTER 2003
                         RESULTS, IN LINE WITH FORECAST

    EARNINGS PER SHARE INCREASE TO $0.07; REVENUES CLIMB 88% TO $6.4 MILLION

         DALLAS, TEXAS - (MAY 21, 2003) - Toreador Resources Corporation (NASDAQ: TRGL; TSE: TRX) today reports significantly improved first-quarter 2003 financial results, with income applicable to common shares of $704,000, or $0.07 per diluted share, compared with a loss applicable to common shares of $1.9 million, or $0.21 per diluted share, for the first quarter of 2002. Operating income for the first quarter of 2003 climbed to $1.6 million, compared with an operating loss of $1.9 million for the same period last year. First-quarter 2003 revenues rose 88% to $6.4 million from $3.4 million for the year-ago quarter. First-quarter 2003 results are within the ranges forecasted by Toreador earlier this year.

         Higher oil and gas prices, lower general and administrative expenses, and more favorable oil and gas hedging arrangements accounted for the noteworthy improvement in first-quarter 2003 results compared with the year-ago period. In addition, the company continued to reduce long-term debt.

         "With the Madison Oil Company acquisition fully and successfully integrated, we believe first-quarter results more appropriately reflect a normal operating environment for Toreador," said G. Thomas Graves III, President and Chief Executive Officer of Toreador. "Our operating environment also has improved with the advent of higher commodity prices. We plan to continue to aggressively reduce G&A costs, which were down 20% for the quarter compared with the year-ago period, while focusing on a near-term exploration program, primarily in Turkey. We are prepared to move forward with a firm growth strategy in place."

         The company expects to strengthen its balance sheet by continuing to reduce debt and increasing stockholders' equity, according to Graves. In addition, management continues to review alternatives to refinance all or part of Toreador's capital structure. The company is analyzing financing options that would increase working capital, which could include the possible sale of its French properties.

         During the first quarter of 2003, Toreador's oil and gas production was 252,000 barrels of oil equivalent (BOE), a 15% decrease from first-quarter 2002 production of 296,000 BOE. Lower volumes were offset by higher commodity prices in the quarter. The company's first-quarter 2003 average realized price per BOE rose 72% to $30.99 from $17.99 per BOE for the first quarter of 2002.

         For the first quarter of 2003, 46% of oil and gas production on a BOE basis was hedged at an average ceiling price per BOE of approximately $28.00. Higher first-quarter revenues were partially


                                     (more)

Toreador Resources Corporation
2-2-2


offset by a loss related to oil and gas production hedges of $1.3 million. Revenues for the first quarter of 2002 included a loss related to hedges of $2.1 million.

         In 2003, the company has hedged approximately 75% of its natural-gas production at about $5.00 per thousand cubic feet (Mcf). In addition, Toreador has hedged approximately 50% of its international oil production at a $26.00 per barrel ceiling based on Brent crude pricing. None of its domestic oil is hedged.

         "With more than 50% of our estimated 2003 production free from hedges, this year we should be able to continue to participate in higher commodity pricing," said Graves. "Despite the first-quarter hedging loss, we expect stronger commodity prices to have a positive impact on results. Hedges currently in place are primarily to satisfy credit-facility requirements."

EARNINGS GUIDANCE

         In an effort to provide investors with more meaningful guidance regarding future financial results, Toreador's management has established the following policy: Forecasts of periodic quarterly or full-year results will be provided, affirmed, updated or rescinded when the company deems it prudent and feasible to do so.

OPERATIONS BRIEF

TURKEY

         Toreador's exploration focus in 2003 will be the Thrace Basin and Sinop areas of western and northern Turkey. The low-cost program, which is estimated to range from $1.0-$1.5 million, is expected to include the drilling of shallow wells and a well re-entry.

         As previously reported, Toreador plans to complete the Barbaros-1 well in the Thrace Basin gas play west of Istanbul. Based on well-log evaluation, Toreador estimates the Barbaros-1 could produce at an initial rate of 2 million cubic feet of gas per day. Depending on test results of the Barbaros-1, the company could drill an appraisal well to confirm the discovery and proceed with project development.

         In addition, Toreador plans to drill three low-cost, high-potential exploration wells on the Gallipoli Peninsula in the Thrace Basin, 40 miles southwest of Barbaros-1, to follow up on gas shows encountered by other operators. Toreador holds working interests in six Thrace Basin licenses ranging from 25%-100% and operates four of them. Toreador's partner, PEMI, operates the remaining two licenses.

         In the Sinop area northeast of Ankara, the company plans to re-enter a well that encountered numerous oil and gas shows when it was drilled by another operator in the late 1980s. Toreador operates and holds a 100% working interest in six Sinop permits.

         In the shallow-water western Black Sea, Toreador has identified at least six gas prospects with per-prospect reserve potential ranging from 200 billion cubic feet to 1 trillion cubic feet. The reserve potential estimate is the result of a 2D seismic survey completed on four contiguous permits in 2002. The company anticipates selecting two well locations, with drilling targeted to begin by early 2004. Toreador


                                     (more)

Toreador Resources Corporation
3-3-3


is operator and holds a 49% working interest in eight Black Sea permits. The Turkish national oil company, TPAO, holds the remaining interest.

         In the Cendere Field in south central Turkey, Toreador's development program continues. As previously disclosed, it is anticipated that a 3D seismic survey of the field in mid-2003 will delineate the northeastern portion and help the company identify additional drilling locations on the structure. The Cendere Field, in which Toreador holds a 19.6% working interest, is operated by TPAO and producing at a gross rate of 2,100 barrels of oil per day (BOPD) (about 400 BOPD net).

         The Zeynel Field, 15 miles to the southwest of Cendere, is producing at a gross rate of 625 BOPD (50 BOPD net). Upcoming work in the field includes re-entering the Zeynel-6 development well to test the deeper Derdere formation. Toreador has an 8.5% royalty interest in the Zeynel Field, which is operated by Aladdin Middle East.

         In late 2002, the East Hasancik-1 well, a new-field wildcat on the Zeynel permit, discovered oil on a previously untested structure. The East Hasancik-1 well is on long-term test and will be deepened to the primary objectives of the Karababa and Derdere formations. Toreador has a 6.75% royalty interest in the East Hasancik-1 well, located west-southwest of the Zeynel Field on the Zeynel permit. The well operator is Aladdin Middle East.

FRANCE

         Current production continues at a rate of about 1,200 BOPD from Toreador's five 100%-owned and operated oil fields in France.

         The company has expanded its international acreage position in France with the recent government award of two permits for an initial four-year exploration period. The Nemours and Aufferville permits cover a total of about 80,000 acres 20 miles northwest of the company's Courtenay exploration permit. Toreador has identified deeper Jurassic Dogger leads on the Nemours and Aufferville acreage; the Triassic formation also is prospective in this area.

         In late 2002, the French government awarded Toreador the 183,000-acre Courtenay permit for an initial four-year exploration period. The company's analysis to date indicates the Neocomian producing trend could continue in an east-northeast direction onto this permit. In 2003, Toreador will analyze previously acquired seismic data and gather geological information.

         As previously announced, if 2003 capital allocation permits, Toreador plans to implement a development program that will include the drilling of six development wells and six workover wells in the Neocomian complex to further exploit this highly productive area.


                                     (more)

Toreador Resources Corporation
4-4-4


ROMANIA

         Toreador may expand its Romanian acreage holdings later this year in a bid round for 37 blocks offered by the government for future development, including secondary recovery. The company is analyzing the blocks' potential and, depending on its findings, could participate in the bid round to be held during the second half of 2003. It is anticipated the Romanian government will award blocks by year-end.

         As previously announced, in early 2003 the Romanian government awarded Toreador the 324,000-acre Viperesti Block in exchange for a staged work commitment. Toreador is 100% owner and operator of the block. During a five-year exploration period, Toreador plans to acquire and assimilate geological and geophysical data, analyze seismic information and re-enter one of several previously drilled wells on the block. Subsequently, Toreador could drill one or more exploration wells.

TRINIDAD

         Toreador is in the process of trading its 11.28% working interest in Trinidad's Southwest Peninsula Block for an override in the block. As previously disclosed, Toreador has determined not to participate in future exploration on the block, which is operated by Trinidad Exploration and Development, Ltd.

UNITED STATES

         In the first quarter of 2003, Toreador continued to earn significant revenues from its U.S. oil and gas perpetual-fee mineral and royalty interest portfolio, representing $2.2 million, or 35% of total revenues.

         Mineral and royalty interest revenues provide a solid financial foundation on which Toreador continues to build its worldwide exploration and development program. Less than 5% of the more than 1.4 million net acres in the company's U.S. mineral portfolio are leased or producing, which provides potential for additional future revenues from the remaining unleased acreage. The wells on Toreador's mineral holdings are drilled and completed by various operators at no cost or risk to the company.

         Toreador continues to participate in the completion, including flow testing, of the Walton Gas Unit 2-2 well located on the 1,000-acre Walton Gas Unit prospect. Part of the larger Bethel Dome Project in Anderson County in East Texas, the exploratory well has been drilled to a total depth of 10,100 feet and producing casing set to total depth. Toreador has a 5.86% interest in the well and any subsequent offset development-well locations.

         In West Texas, the company owns a 16.6% working interest in 6,000 gross acres where one well has been successfully completed in the San Andres formation and a second well is being completed, also in the San Andres.


                                     (more)

Toreador Resources Corporation
5-5-5


ABOUT TOREADOR

         Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns perpetual oil and gas mineral and royalty interests in eight states and working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

         Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause the company's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional or alternative capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission (SEC). The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Cautionary Notes to Investors -- The Securities and Exchange Commission
(SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Toreador uses the term "potential reserves" in this news release, which the SEC's guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador's Form 10-K for the fiscal year ended December 31, 2002, available from the company by calling 214.559.3933 or
800.966.2141. This form also can be obtained from the SEC at www.sec.gov.

         The term "potential," when referring to Toreador's reserves, represents Toreador management's current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador's reserves or its prospects. Additionally, the term "potential" has no engineering significance and is not related to the term "possible" as that term may be used by the Society of Petroleum Engineers.

                                      # # #

CONTACTS:

Toreador Resources                            PondelWilkinson MS&L
Douglas W. Weir, SVP and CFO/                 Cecilia A. Wilkinson
Crystal C. Bell, Investor Relations           323-866-6089
214-559-3933 or 800-966-2141


                                 (Tables Follow)

                         TOREADOR RESOURCES CORPORATION
                                   (UNAUDITED)
                    (in thousands, except per share amounts)


                                                           THREE MONTHS ENDED
                                                                MARCH 31
                                                         ----------------------
SELECTED FINANCIAL RESULTS                                 2003          2002
                                                         --------      --------
Revenues:
   Oil and gas sales                                     $  7,589      $  5,321
   Loss on commodity derivatives                           (1,342)       (2,146)
   Lease bonus and rentals                                    115           270
                                                         --------      --------
     Total revenues                                         6,362         3,445

Costs and expenses:
   Lease operating                                          1,755         1,813
   Exploration and acquisition                                152            91
   Depreciation, depletion, and amortization                1,326         1,552
   General and administrative                               1,496         1,859
                                                         --------      --------
     Total costs and expenses                               4,729         5,315
                                                         --------      --------
Operating income (loss)                                     1,633        (1,870)
Other expense                                                (339)         (586)
Provision (benefit) from income taxes                         479          (600)
                                                         --------      --------
Net income (loss)                                             815        (1,856)
Dividends on preferred shares                                 111            90
                                                         --------      --------
Income (loss) applicable to common shares                $    704      $ (1,946)
                                                         ========      ========
Basic income (loss) per share                            $   0.08      $  (0.21)
                                                         ========      ========
Diluted income (loss) per share                          $   0.07      $  (0.21)
                                                         ========      ========

Weighted average shares outstanding:
Basic                                                       9,338         9,360
Diluted                                                    10,917         9,360

SELECTED OPERATING RESULTS
Production
   Oil production (MBbl)                                      172           212
   Natural gas production (MMcf)                              477           504
   Equivalent production (MBOE)                               252           296
Prices
   Average oil price per Bbl                             $  29.13      $  18.48
   Average natural gas price per Mcf                         5.77          2.48
   Average equivalent price (per BOE)                       30.99         17.99

                                                          31-MAR        31-DEC

SELECTED BALANCE SHEET INFORMATION                         2003          2002
                                                         --------      --------
Cash flow from operating activities before
  change in working capital                              $  2,369      $  2,254
Oil and gas properties, net                                72,871        71,872
Total assets                                               88,480        86,853
Long-term liabilities                                      42,765        42,431
Stockholders' equity                                       31,814        30,021